Exhibit 23.1
KPMG LLP
Suite 3800
1300 South West Fifth Avenue
Portland, OR 97201

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-215984 and No. 333-219846) on Form S-8 and (No. 333-240294 and No. 333-273825) on Form S-3 of our reports dated February 21, 2025, with respect to the consolidated financial statements of Ichor Holdings, Ltd. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Portland, Oregon
February 21, 2025